Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Statements

of Ares Commercial Real Estate Corporation and Subsidiaries

The following financial statements present unaudited pro forma consolidated financial information about the financial condition and results of operations of Ares Commercial Real Estate Corporation (together with its consolidated subsidiaries, the “Company” and “ACRE”), after giving effect to the acquisition (the “Acquisition”) of EF&A Funding, L.L.C., d/b/a Alliant Capital LLC, a Michigan limited liability company (“Alliant Capital”), pursuant to the terms of a Purchase and Sale Agreement (the “PSA”) among ACRE and Alliant, Inc., a Florida corporation, and The Alliant Company, LLC, a Florida limited liability company (collectively, the “Sellers”).

The unaudited pro forma consolidated balance sheet as of June 30, 2013 gives effect to the Acquisition as if the Acquisition had taken place on June 30, 2013 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013, gives effect to the Acquisition as if the Acquisition had taken place on January 1, 2012.

The Acquisition has been accounted for as a business combination in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).  In accordance with ASC 805, purchase price is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition, based on their estimated fair values. Management has made an allocation of the purchase price based on various estimates.

The unaudited pro forma consolidated financial statements are based upon available information, estimates and certain assumptions that the Company believes are reasonable in the circumstances, as set forth in the notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements do not take into account any synergies or cost savings that may or are expected as a result of the Acquisition.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the consolidated company or the consolidated financial position or the results of operations that would have been realized had the Acquisition been consummated during the period or as of the dates for which the unaudited pro forma consolidated financial statements are presented.

Certain reclassification adjustments have been made to the presentation of Alliant Capital’s historical financial statements to conform them to the presentation followed by ACRE. The unaudited pro forma consolidated financial information is based on, should be read in conjunction with, and are qualified by reference to, the Company’s historical consolidated financial statements and notes thereto and those of Alliant Capital.

Ares Commercial Real Estate Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2013

(in thousands, expect for share, per share data and as otherwise indicated)

	Historical ACRE	Historical Alliant		Eliminated Assets and Liabilities and Other Adjustments		Purchase Accounting Adjustments		Purchase Price		Financing and Other Capital Transactions		ACRE Pro Forma
				(A)		(B)		(C)
ASSETS
Cash and cash equivalents	$40,235	$8,632		$(4,957	)(D)(E)			$(53,415	)(C)	$19,505	(F)(K)	$10,000
Restricted cash	4,670	15,706		(2,500	)(F)					2,500	(F)	20,376
Loans held for investment	525,994											525,994
Deferred Financing costs, net	4,546											4,546
Mortgage loans held for sale		5,720										5,720
Mortgage servicing rights, at fair value		64,252	(G)			(2,302	)(G)					61,950
Intangible assets		10,120				(5,120	)(H)					5,000
Goodwill		3,247				(3,247	)(I)
Other assets	5,614	2,958		(342)		4,247	(J)					12,477

Total assets	$581,059	$110,635		$(7,799)		$(6,422)		$(53,415)		$22,005		$646,063

LIABILITIES
Secured financing arrangements	$101,285									23,926	(K)	125,211
Convertible notes	67,535											67,535
Dividends payable	6,822											6,822
Warehouse lines of credit				5,720	(E)							5,720
Note payable - related party		47,834		(47,834	)(L)
Accrued interest related party note payable		8,289		(8,289	)(L)
Allowance for loss sharing		13,656				5,920	(J)					19,576
Other Liabilities	10,541	4,081		(1,120)		2,200	(M)					15,702

Total liabilities	186,183	73,860		(51,523)		8,120		—		23,926		240,566

STOCKHOLDERS’ AND MEMBERS’ EQUITY
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized at June 30, 2013, no shares issued and outstanding at June 30, 2013
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2013, 27,875,004 shares issued and outstanding at June 30, 2013	272							6	(C)			278
Additional paid in capital	404,005							7,506	(C)			411,511
Members’ equity		36,775		43,724		(14,542)		(65,957)
Accumulated earnings (deficit)	(9,401)							5,030	(N)	(1,921	)(O)	(6,292)

Total equity	394,876	36,775		43,724		(14,542)		(53,415)		(1,921)		405,497

Total liabilities and equity	$581,059	$110,635		$(7,799)		$(6,422)		$(53,415)		$22,005		$646,063

See accompanying notes to unaudited pro forma consolidated financial statements.

Ares Commercial Real Estate Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2012

(in thousands, expect for share, per share data and as otherwise indicated)

	Historical ACRE	Historical Alliant	Adjustments		ACRE Pro Forma
REVENUES
Interest income	$9,278	$1,807			$11,085
Interest expense (from secured funding facilities)	(2,342)				(2,342)
Net Interest Income	6,936	1,807			8,743
Loan servicing revenue		14,767	(27	)(AA)	14,740
Loan origination revenue and gain on loan sales		9,998	506	(BB)	10,504
Change in fair value of mortgage servicing rights		5,910	666	(BB)	6,576
Provision for loss sharing		(4,544)			(4,544)

Total Revenues	6,936	27,938	1,145		36,019

EXPENSES
Other interest expense	313	4,957	(3,117	)(CC)	2,153
Management fees to affiliate	1,665		943	(DD)	2,608
Professional fees	1,194	392			1,586
Acquisition and investment pursuit costs
General & administrative expenses	1,285	2,686			3,971
General & administrative expenses reimbured to affiliate	1,619				1,619
Compensation and benefits		14,804	122	(BB)	14,926
Depreciation & amortization		106			106

Total Expenses	6,076	22,945	(2,052)		26,969

Income from Continuing Operations	860	4,993	3,197		9,050

Preferred dividends	674				674
Taxes			2,393	(FF)	2,393
Net income	$186	$4,993	$804		$5,983

Basic Earnings Per Share	$0.03				$0.53
Diluted Earnings Per Share	$0.03				$0.52

Pro forma weighted average shares outstanding - Basic	6,532,706		4,835,845	(GG)	11,368,551
Pro forma weighted average shares outstanding - Diluted	6,567,309		4,835,845	(GG)	11,403,154

See accompanying notes to unaudited pro forma consolidated financial statements.

Ares Commercial Real Estate Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2013

(in thousands, expect for share, per share data and as otherwise indicated)

	Historical ACRE	Historical Alliant	Adjustments		ACRE Pro Forma
REVENUES
Interest income	$14,798	$660			$15,458
Interest expense (from secured funding facilities)	(3,265)				(3,265)
Net Interest Income	11,533	660			12,193
Loan servicing revenue		8,292	104	(AA)	8,396
Loan origination revenue and gain on loan sales		6,597	(1,274	)(BB)	5,323
Change in fair value of mortgage servicing rights		3,271	(1,687	)(BB)	1,584
Provision for loss sharing		(2,221)			(2,221)
Other income	1,739				1,739

Total Revenues	13,272	16,599	(2,857)		27,014

EXPENSES
Other interest expense	3,050	2,334	(1,590	)(CC)	3,794
Management fees to affiliate	1,256		458	(DD)	1,714
Professional fees	1,067	176			1,243
Acquisition and investment pursuit costs	1,761		(1,761	)(EE)
General & administrative expenses	936	1,651			2,587
General & administrative expenses reimbursed to affiliate	1,610				1,610
Compensation and benefits		9,333	(216	)(BB)	9,117
Depreciation & amortization		54			54

Total Expenses	9,680	13,548	(3,109)		20,119

Income from Continuing Operations	3,592	3,051	252		6,895

Preferred dividends
Taxes			195	(FF)	195
Net income	$3,592	$3,051	$57		$6,700

Basic Earnings Per Share	$0.37				$0.46
Diluted Earnings Per Share	$0.37				$0.46

Pro forma weighted average shares outstanding - Basic	9,720,477		4,718,507	(GG)	14,438,984
Pro forma weighted average shares outstanding - Diluted	9,764,941		4,718,507	(GG)	14,483,448

See accompanying notes to unaudited pro forma consolidated financial statements.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except for share, per share data and as otherwise indicated)

(1)         Unaudited Pro Forma Consolidated Balance Sheet Adjustments and Assumptions

A - Represents certain assets and liabilities of Alliant Capital that were (i) eliminated or (ii) distributed or assumed by its members prior to or at closing pursuant to the PSA.

B - In accordance with ASC 805, the purchase price adjustments are based on a valuation of Alliant Capital’s tangible and intangible assets and liabilities as if the transaction occurred as of June 30, 2013.

C - Pursuant to the PSA, the purchase price for Alliant Capital consisted of (a) 588,235 shares of ACRE’s common stock (valued at approximately $7.5 million) and (b) $53.4 million in cash, subject to adjustment.

D - Pursuant to the PSA, Alliant Capital distributed to its members at closing all of its cash and cash equivalents other than the required net working capital balance at closing.

E - Pursuant to the PSA, Alliant Capital leveraged its mortgage loans held for sale to the extent permitted under the applicable loan agreements (assumed to equal 100% of the mortgage loan amount for purposes of this unaudited pro forma consolidated balance sheet and statements of operations) in order to fund the distribution at closing as described in Notes A and D.

F - Pursuant to the PSA, Alliant Capital will distribute to its members at closing $2,500 from restricted cash unless such requirement for restricted cash is waived by the Federal National Mortgage Association. ACRE will replace such amounts in restricted cash upon closing.

G - Mortgage servicing rights (“MSRs”) approximate fair value. Purchase accounting adjustments reflect valuation adjustments made to MSRs to conform with current assumptions and methodologies used by a third party valuation firm as of the date of acquisition.

H - Represents purchase price allocation of certain intangible assets.

I - Represents $3,247 in goodwill that Alliant Capital has historically carried and that was eliminated at closing.

J - Pursuant to the PSA, certain affiliates of the members of Alliant Capital have agreed to contribute towards losses, if any, incurred by Alliant Capital on fifteen identified loans (subject to meeting certain limitations and conditions as outlined in the PSA, including the timing of such actual share of losses) for which Alliant Capital is required to share the risk of loss on loans previously sold by Alliant Capital through Fannie Mae. $4,247 represents the preliminary estimate of the portion of such contributions towards such losses by affiliates of members of Alliant Capital relating to the allowance for loss sharing of Alliant Capital. $5,920 represents the gross adjustment to the allowance for loss sharing of Alliant Capital (resulting in a total $19,576 allowance for loss sharing amount for Alliant Capital) without taking into account the $4,247 potential contribution by affiliates of members of Alliant Capital.

K — Represents additional liquidity drawn on our secured funding facilities to maintain required liquidity covenants.

L - Pursuant to the PSA, Alliant Capital fully settled the note payable - related party, which, as of June 30, 2013, had an outstanding principal balance of $47,834 and accrued and unpaid interest of $8,289.

M - Represents purchase price allocation of potential payments to certain current and former employees of Alliant Capital.

N - Represents potential gain recognized at closing of the acquisition of Alliant Capital by ACRE based on the excess of the net preliminary purchase price adjustments to the underlying tangible and intangible assets acquired less liabilities assumed over the preliminary purchase price (see Notes B and C).  The purchase price adjustments are preliminary and are subject to change when the purchase price is finalized and the valuations are complete.

O - Represents estimated contractual transaction expenses that have not been reflected in ACRE’s historical financial statements at June 30, 2013. Significant additional transaction expenses are expected to be incurred.

(2)         Unaudited Pro Forma Consolidated Statements of Operations Adjustments and Assumptions

AA - Adjustment represents historical revenues from certain assets that were retained by the members of Alliant Capital pursuant to the PSA.

BB - Represents adjustments to loan origination revenue and gain on loan sales, change in fair value of mortgage servicing rights and compensation and benefits to conform to policies adopted at the close of the acquisition.

CC - Adjustment represents the elimination of interest expense of $3,890 and $1,924 for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively, related to the note payable - related party that was settled at the close of the transaction. $251 and $73 represent estimates of additional interest expense that would have been incurred for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively, if the incremental leverage of the mortgage loans held for sale occurred as outlined in Note E. The warehouse line of credit has a stated rate of LIBOR plus 1.60% (1.80% as of August 30, 2013) for purposes of the pro-forma adjustment. In addition, $522 and $261 represent estimates of additional interest expense that would have been incurred for the year ended December 31, 2012 and for the six months ended June 30, 2013, as if the incremental liquidity drawn on our secured funding facilities had been drawn at the beginning of each period respectively (see Note K). Our secured funding facilities have an incremental borrowing rate of LIBOR plus 2.00% (2.18% as of August 30, 2013).

DD - Adjustment represents base management fees that would have been incurred as a result of the assumed issuance of additional common shares of ACRE as described in Notes C and GG. The base management fee is 1.50% per annum, resulting in additional estimated base management fees of $943 for the year ended December 31, 2012 and $458 for the six months ended June 30, 2013.

EE - Represents $1,761 in acquisition and investment pursuit costs incurred by ACRE during the six months ended June 30, 2013 related to the acquisition of Alliant Capital.

FF - ACRE has elected to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code,” commencing with the Company’s taxable year ended December 31, 2012. ACRE conducts the business activities that were acquired from Alliant Capital in a taxable REIT subsidiary (“TRS”), including the origination, sale and servicing of multi-family loans, provided that certain assets and liabilities may be held outside of a TRS. Certain investments may be made and activities conducted in a TRS that (a) may otherwise be subject to prohibited transaction tax and (b) may not comply with the various requirements for REIT qualification. The income, if any, within a TRS is subject to federal and state income taxes as a domestic C corporation. These adjustments represent the estimated income tax that would have been incurred (either current or deferred) had ACRE conducted all activities of Alliant Capital in a TRS during the year ended December 31, 2012 and during the six months ended June 30, 2013, based on current statutory rates. These adjustments have been made for the preparation of these unaudited pro forma consolidated statements of operations only and do not represent income tax payments or liabilities that will be assumed or paid by ACRE in connection with the transaction.

GG - Adjustment represents the assumed issuance by the Company of an incremental 4,835,845 and 4,718,507 shares of common stock for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively, to fund both (a) the cash consideration and (b) the 588,235 shares of common stock issued as stock consideration for the Acquisition.  The portion of incremental shares of common stock assumed to be issued as part of the cash consideration for the Acquisition is based on the terms of the issuance of 18.0 million common shares offered by the Company on June 26, 2013.  The assumption of the issuance by the Company of an incremental 4,835,845 and 4,718,507 shares of common stock for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively, is for the preparation of these unaudited pro forma consolidated statements of operations only.